Exhibit 10.1

AMENDMENT NO. 4 TO

LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 4 TO LOAN AND SECURITY AGREEMENT, dated as of April 27, 2020 (the “Amendment”), is among:

(i)       HILL-ROM COMPANY, INC., an Indiana corporation (“Hill-Rom”) and as initial Servicer (in such capacity, the “Servicer”);

(ii)       HILL-ROM FINANCE COMPANY LLC, a Delaware limited liability company, as borrower (the “Borrower”); and

(iii)       MUFG BANK, LTD. (F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.) (“MUFG”), as Group Agent, as Committed Lender and as Administrative Agent.

W I T N E S S E T H:

WHEREAS, the Servicer, the Borrower, the Group Agent, the Committed Lender and the Administrative Agent have heretofore entered into that certain Loan and Security Agreement, dated as of May 5, 2017 (as amended, restated, supplemented, assigned or otherwise modified from time to time, the “Agreement”);

WHEREAS, concurrently herewith, the Servicer, the Borrower, the Group Agent, the Committed Lender and the Administrative Agent are entering into that certain Third Amended and Restated Fee Letter, dated as of the date hereof (the “Fee Letter”); and

WHEREAS, the parties hereto wish to modify the Agreement upon the terms hereof.

NOW, THEREFORE, in exchange for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged and confirmed), the parties hereto agree as follows:

A G R E E M E N T:

1.       Definitions. Unless otherwise defined or provided herein, capitalized terms used herein (including in the recitals) have the meanings attributed thereto in (or by reference in) the Agreement.

2.       Amendments to the Agreement. The Agreement is hereby amended to incorporate the changes shown on the marked pages of the Agreement attached hereto as Exhibit A.

3.       Conditions to Effectiveness. This Amendment shall be effective as of the date hereof upon satisfaction of the following conditions precedent:

(a)       Execution of the Amendment. The Administrative Agent shall have received a counterpart of this Amendment duly executed by each of the other parties hereto.

(b)       Execution of the Fee Letter. The Administrative Agent shall have received a counterpart of the Fee Letter duly executed by each of the other parties thereto.

(c)       Upfront Fee. The Administrative Agent shall have received the “Upfront Fee” (under and as defined in the Fee Letter) in accordance with the terms of the Fee Letter.

(d)       No Defaults. No Event of Default or Unmatured Event of Default shall have occurred and be continuing either immediately before or immediately after giving effect to this Amendment and the Fee Letter.

(e)       Performance Test. No Performance Test is currently being breached.

(f)       Representations and Warranties True. The representations and warranties contained in the Agreement and in this Amendment shall be true and correct in all material respects (except that any representation and warranty that is qualified by “materiality” or “Material Adverse Effect” shall be true and correct in all respects) as of the date hereof both immediately before and immediately after giving effect to this Amendment and the Fee Letter, unless such representations and warranties by their terms refer to an earlier date, in which case they are true and correct in all material respects (except that any such representation and warranty that is qualified by “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of such earlier date.

4.       Certain Representations and Warranties. Each of Hill-Rom, the Servicer and the Borrower represents and warrants to the Group Agent, the Committed Lender and the Administrative Agent as follows:

(a)       Representations and Warranties. The representations and warranties made by such party in the Agreement and in any other Transaction Document to which it is a party are true and correct in all material respects (except that any representation and warranty that is qualified by “materiality” or “Material Adverse Effect” shall be true and correct in all respects) both as of the date hereof and immediately after giving effect to this Amendment and the Fee Letter, unless such representations and warranties by their terms refer to an earlier date, in which case they are true and correct in all material respects (except that any such representation and warranty that is qualified by “materiality” or “Material Adverse Effect” shall be true and correct in all respects) on and as of such earlier date.

(b)       Due Authorization, Non-Contravention, etc. The execution, delivery and performance by such party of this Amendment and the Fee Letter are within its corporate powers, have been duly authorized by all necessary action, and do not: (1) contravene its organizational documents; (2) conflict with, result in any breach or (without notice or lapse of time or both) a default under any indenture, loan agreement, asset purchase agreement, mortgage, deed of trust, or other agreement or instrument to which it is a party or by which it or any of its properties is bound, if such conflict, breach or default could reasonably be expected to have a Material Adverse Effect, or (3) violate any Applicable Law applicable to it or any of its properties if such violation of Applicable Law could reasonably be expected to have a Material Adverse Effect.

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(c)       Validity, etc. This Amendment and the Fee Letter constitute the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance, or other similar Applicable Laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law and implied covenants of good faith and fair dealing.

(d)       No Defaults. No Event of Default or Unmatured Event of Default has occurred and is continuing either immediately before or immediately after giving effect to this Amendment and the Fee Letter.

(e)       Performance Test. No Performance Test is currently being breached.

5.       Reference to, and Effect on the Agreement and the Transaction Documents.

(a)       The Agreement (except as specifically amended herein) shall remain in full force and effect and the Agreement and each of the other Transaction Documents are hereby ratified and confirmed in all respects by each of the parties hereto.

(b)       On and after the execution and delivery of this Amendment, each reference in the Agreement to “this Agreement”, “hereof”, “hereunder” or words of like import referring to the Agreement, and each reference in any other Transaction Document to “the Loan and Security Agreement”, “thereunder”, “thereof” or words of like import referring to the Agreement, shall mean and be a reference to the Agreement, as amended by this Amendment.

(c)       The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Administrative Agent, the Group Agent or the Committed Lender under, nor constitute a waiver of any provision of, the Agreement or any other Transaction Document.

(d)       To the extent that the consent of any party hereto, in any capacity, is required under the Transaction Documents or any other agreement entered into in connection with the Transaction Documents with respect to any of the amendments set forth herein, such party hereby grants such consent.

6.       Further Assurances. Each of the Servicer and the Borrower hereby agrees to do, at the Borrower’s expense, all such things and execute all such documents and instruments as the Administrative Agent or any Lender may reasonably consider necessary or desirable to give full effect to the transaction contemplated by this Amendment and the documents, instruments and agreements executed in connection herewith.

7.       Transaction Document. This Amendment shall be a Transaction Document under (and as defined in) the Agreement.

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8.       Costs and Expenses. The Borrower agrees to pay on demand all reasonable and documented out-of-pocket costs and expenses in connection with the preparation, negotiation, execution and delivery of this Amendment and the Fee Letter, including the reasonable Attorney Costs for the Administrative Agent and the other Credit Parties with respect thereto.

9.       Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns.

10.       Execution in Counterparts. This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart.

11.       GOVERNING LAW. THIS AMENDMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF).

12.       CONSENT TO JURISDICTION. (a) EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO (I) WITH RESPECT TO THE BORROWER AND THE SERVICER, THE EXCLUSIVE JURISDICTION, AND (II) WITH RESPECT TO EACH OF THE OTHER PARTIES HERETO, THE NON-EXCLUSIVE JURISDICTION, IN EACH CASE, OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING (I) IF BROUGHT BY THE BORROWER, THE SERVICER OR ANY AFFILIATE THEREOF, SHALL BE HEARD AND DETERMINED, AND (II) IF BROUGHT BY ANY OTHER PARTY TO THIS AMENDMENT, MAY BE HEARD AND DETERMINED, IN EACH CASE, IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. NOTHING IN THIS SECTION 12 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER CREDIT PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST THE BORROWER OR THE SERVICER OR ANY OF THEIR RESPECTIVE PROPERTY IN THE COURTS OF OTHER JURISDICTIONS. EACH OF THE BORROWER AND THE SERVICER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

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(b) EACH OF THE BORROWER AND THE SERVICER CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS SPECIFIED IN THE AGREEMENT. NOTHING IN THIS SECTION 12 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER CREDIT PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

13.       Severability. Any provisions of this Amendment which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

14.       Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment or be given any substantive effect.

15.       Reaffirmation of Performance Guaranty. After giving effect to this Amendment and the Fee Letter, all of the provisions of the Performance Guaranty shall remain in full force and effect and the Performance Guarantor hereby ratifies and affirms the Performance Guaranty and acknowledges that the Performance Guaranty has continued and shall continue in full force and effect in accordance with its terms.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

HILL-ROM COMPANY, INC.,
individually and as the Servicer

By:	/s/ Barbara W. Bodem
Name:	Barbara W. Bodem
Title:	President

HILL-ROM FINANCE COMPANY LLC,
as the Borrower

By:	/s/ Barbara W. Bodem
Name:	Barbara W. Bodem
Title:	President

Amendment No.4 to LSA

(Hill-Rom)

S-1

MUFG BANK, LTD.,
as Administrative Agent

By:	/s/ Eric Williams
Name:	Eric Williams
Title:	Managing Director

MUFG BANK, LTD.,
as Group Agent for the MUFG Group

By:	/s/ Eric Williams
Name:	Eric Williams
Title:	Managing Director

MUFG BANK, LTD.,
as Committed Lender

By:	/s/ Eric Williams
Name:	Eric Williams
Title:	Managing Director

Amendment No.4 to LSA

(Hill-Rom)

S-2

Acknowledged and Agreed:

HILL-ROM HOLDINGS, INC.,
as the Performance Guarantor

By:	/s/ Barbara W. Bodem
Name:	Barbara W. Bodem
Title:	Senior Vice President and Chief
Financial Officer

Amendment No.4 to LSA

(Hill-Rom)

S-3

EXHIBIT A

[Amendments to the Loan and Security Agreement]

Exh A-1

EXECUTION VERSION

EXHIBIT A to Amendment No. ~~3,~~4, dated as of ~~May 3, 2019~~April 27, 2020

Conformed to Amendment No. 1, dated as of May 4, 2018

Conformed to Amendment No. 2, dated as of May 30, 2018

~~EXECUTION COPY~~

Conformed to Amendment No. 3, dated as of May 3, 2019

LOAN AND SECURITY AGREEMENT

Dated as of May 5, 2017

by and among

HILL-ROM FINANCE COMPANY LLC,

as Borrower,

THE PERSONS FROM TIME TO TIME PARTY HERETO,

as Lenders and as Group Agents,

MUFG BANK, LTD. (F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.),

as Administrative Agent,

and

HILL-ROM COMPANY, INC.,

as initial Servicer

Page

ARTICLE I	DEFINITIONS		1
	SECTION 1.01.	Certain Defined Terms	1
	SECTION 1.02.	Other Interpretative Matters	~~35~~37
ARTICLE II	TERMS OF THE LOANS		~~36~~38
	SECTION 2.01.	Loan Facility	~~36~~38
	SECTION 2.02.	Making Loans; Repayment of Loans	~~36~~38
	SECTION 2.03.	Interest and Fees	~~38~~40
	SECTION 2.04.	Records of Loans	~~39~~40
	SECTION 2.05.	Selection of Tranche Periods	~~39~~41
	SECTION 2.06.	Defaulting Lenders	~~39~~41
ARTICLE III	[RESERVED]		~~40~~42
ARTICLE IV	SETTLEMENT PROCEDURES AND PAYMENT PROVISIONS		~~40~~42
	SECTION 4.01.	Settlement Procedures	~~40~~42
	SECTION 4.02.	Payments and Computations, Etc	~~43~~45
ARTICLE V		INCREASED COSTS; FUNDING LOSSES; TAXES; ILLEGALITY AND SECURITY INTEREST	~~43~~45
	SECTION 5.01.	Increased Costs	~~43~~45
	SECTION 5.02.	Funding Losses	~~45~~46
	SECTION 5.03.	Taxes	~~45~~47
	SECTION 5.04.	Inability to Determine Adjusted LIBOR; Change in Legality	~~49~~51
	SECTION 5.05.	Security Interest	~~50~~51
	SECTION 5.06.	~~Successor Adjusted LIBOR 50~~	Effect of Benchmark Transition Event 52
ARTICLE VI	CONDITIONS TO EFFECTIVENESS AND CREDIT EXTENSIONS		~~51~~53
	SECTION 6.01.	Conditions Precedent to Effectiveness and the Initial Credit Extension	~~51~~53
	SECTION 6.02.	Conditions Precedent to All Credit Extensions	~~51~~53
	SECTION 6.03.	Conditions Precedent to All Releases	~~52~~54

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(continued)

Page

ARTICLE VII		REPRESENTATIONS AND WARRANTIES	~~53~~55
	SECTION 7.01.	Representations and Warranties of the Borrower	~~53~~55
	SECTION 7.02.	Representations and Warranties of the Servicer	~~59~~61
ARTICLE VIII	COVENANTS		~~63~~65
	SECTION 8.01.	Affirmative Covenants of the Borrower	~~63~~65
	SECTION 8.02.	Reporting Requirements of the Borrower	~~66~~68
	SECTION 8.03.	Negative Covenants of the Borrower	~~68~~70
	SECTION 8.04.	Affirmative Covenants of the Servicer	~~71~~73
	SECTION 8.05.	Reporting Requirements of the Servicer	~~74~~76
	SECTION 8.06.	Negative Covenants of the Servicer	~~77~~79
	SECTION 8.07.	Full Recourse	~~79~~81
	SECTION 8.08.	Separate Existence of the Borrower	~~79~~81
ARTICLE IX	ADMINISTRATION AND COLLECTION OF RECEIVABLES		~~84~~86
	SECTION 9.01.	Appointment of the Servicer	~~84~~86
	SECTION 9.02.	Duties of the Servicer	~~85~~87
	SECTION 9.03.	Lock-Box Account Arrangements	~~86~~88
	SECTION 9.04.	Enforcement Rights	~~86~~88
	SECTION 9.05.	Responsibilities of the Borrower	~~87~~90
	SECTION 9.06.	Further Actions	~~88~~90
	SECTION 9.07.	Servicing Fee	~~88~~90
ARTICLE X	EVENTS OF DEFAULT		~~88~~91
	SECTION 10.01.	Events of Default	~~88~~91
ARTICLE XI	THE ADMINISTRATIVE AGENT		~~92~~94
	SECTION 11.01.	Authorization and Action	~~92~~94
	SECTION 11.02.	Administrative Agent’s Reliance, Etc	~~92~~94
	SECTION 11.03.	Administrative Agent and Affiliates	~~93~~95
	SECTION 11.04.	Indemnification of Administrative Agent	~~93~~95
	SECTION 11.05.	Delegation of Duties	~~93~~95
	SECTION 11.06.	Action or Inaction by Administrative Agent	~~93~~95
	SECTION 11.07.	Notice of Events of Default; Action by Administrative Agent	~~94~~96
	SECTION 11.08.	Non-Reliance on Administrative Agent and Other Parties	~~94~~96
	SECTION 11.09.	Successor Administrative Agent	~~94~~96

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(continued)

Page

ARTICLE XII	THE GROUP AGENTS		~~95~~97
	SECTION 12.01.	Authorization and Action	~~95~~97
	SECTION 12.02.	Group Agent’s Reliance, Etc	~~95~~97
	SECTION 12.03.	Group Agent and Affiliates	~~96~~98
	SECTION 12.04.	Indemnification of Group Agents	~~96~~98
	SECTION 12.05.	Delegation of Duties	~~96~~98
	SECTION 12.06.	Notice of Events of Default	~~96~~98
	SECTION 12.07.	Non-Reliance on Group Agent and Other Parties	~~97~~99
	SECTION 12.08.	Successor Group Agent	~~97~~99
	SECTION 12.09.	Reliance on Group Agent	~~97~~99
ARTICLE XIII	INDEMNIFICATION		~~97~~99
	SECTION 13.01.	Indemnities by the Borrower	~~97~~99
	SECTION 13.02.	Indemnification by the Servicer	~~100~~102
ARTICLE XIV	MISCELLANEOUS		~~102~~104
	SECTION 14.01.	Amendments, Etc	~~102~~104
	SECTION 14.02.	Notices, Etc	~~103~~105
	SECTION 14.03.	Assignability; Addition of Lenders	~~103~~105
	SECTION 14.04.	Costs and Expenses	~~106~~109
	SECTION 14.05.	No Proceedings; Limitation on Payments	~~107~~109
	SECTION 14.06.	Confidentiality	~~107~~110
	SECTION 14.07.	GOVERNING LAW	~~109~~111
	SECTION 14.08.	Execution in Counterparts	~~109~~111
	SECTION 14.09.	Integration; Binding Effect; Survival of Termination	~~109~~112
	SECTION 14.10.	CONSENT TO JURISDICTION	~~110~~112
	SECTION 14.11.	WAIVER OF JURY TRIAL	~~110~~112
	SECTION 14.12.	Ratable Payments	~~110~~113
	SECTION 14.13.	Limitation of Liability	~~111~~113
	SECTION 14.14.	Intent of the Parties	~~111~~113
	SECTION 14.15.	USA Patriot Act	~~111~~114
	SECTION 14.16.	Right of Setoff	~~112~~114
	SECTION 14.17.	Severability	~~112~~114
	SECTION 14.18.	Mutual Negotiations	~~112~~114
	SECTION 14.19.	Captions and Cross References	~~112~~114
	SECTION 14.20.	Acknowledgement and Consent to Bail-In of EEA Financial Institutions	~~112~~115

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This LOAN AND SECURITY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of May 5, 2017 by and among the following parties:

(i)       HILL-ROM FINANCE COMPANY LLC, a Delaware limited liability company, as Borrower (together with its successors and assigns, the “Borrower”);

(ii)       the Persons from time to time party hereto as Lenders and as Group Agents;

(iii)       MUFG BANK, LTD. (F/K/A THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.) (“MUFG”), as Administrative Agent; and

(iv)       HILL-ROM COMPANY, INC., an Indiana Corporation (“Hill-Rom”) and as initial Servicer (in such capacity, together with its successors and assigns in such capacity, the “Servicer”).

PRELIMINARY STATEMENTS

The Borrower has acquired, and will acquire from time to time, Receivables from the Originators pursuant to the Purchase and Sale Agreement. The Borrower has requested that the Lenders make Loans from time to time to the Borrower, on the terms, and subject to the conditions set forth herein, secured by, among other things, the Receivables.

In consideration of the mutual agreements, provisions and covenants contained herein, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Adjusted LIBOR” means, with respect to any Tranche Period, the interest rate per annum determined by the applicable Group Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the Intercontinental Exchange Benchmark Administration Ltd. (or the successor thereto if it is no longer making such rates available) LIBOR Rate (“ICE LIBOR”), as published by Reuters (currently Reuters LIBOR01 page) (or any other commercially available source providing quotations of ICE LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m. (London, England time) for deposits in U.S. Dollars with a duration comparable to such Tranche Period on the second Business Day preceding the first day of such Tranche Period (or if a rate cannot be determined under the foregoing, an interest rate per annum equal to the average (rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) of the interest rates per annum at which deposits in U.S. Dollars with a duration comparable to such Tranche Period in a principal amount substantially equal to the Portion of Capital to be funded at Adjusted LIBOR during such

“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.

“Base Rate” means, for any day and any Lender, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

(a)       the rate of interest in effect for such day as publicly announced from time to time by the applicable Group Agent or its Affiliate as its “reference rate” or “prime rate”, as applicable. Such “reference rate” or “prime rate” is set by the applicable Group Agent or its Affiliate based upon various factors, including such Person’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate, and is not necessarily the lowest rate charged to any customer; and

(b)       0.50% per annum above the latest Federal Funds Rate.

“Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to Adjusted LIBOR for U.S. Dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of Adjusted LIBOR with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of Adjusted LIBOR with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of Adjusted LIBOR with the applicable Unadjusted Benchmark Replacement for U.S. Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement).

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“Benchmark Replacement Date” means the earlier to occur of the following events with respect to ICE LIBOR:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of ICE LIBOR permanently or indefinitely ceases to provide ICE LIBOR; or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to Adjusted LIBOR:

(1) a public statement or publication of information by or on behalf of the administrator of ICE LIBOR announcing that such administrator has ceased or will cease to provide ICE LIBOR, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide ICE LIBOR;

(2) a public statement or publication of information by the regulatory supervisor for the administrator of ICE LIBOR, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for ICE LIBOR, a resolution authority with jurisdiction over the administrator for ICE LIBOR or a court or an entity with similar insolvency or resolution authority over the administrator for ICE LIBOR, which states that the administrator of ICE LIBOR has ceased or will cease to provide ICE LIBOR permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide ICE LIBOR; or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of ICE LIBOR announcing that ICE LIBOR is no longer representative.

“Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Majority Group Agents, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Majority Group Agents) and the Lenders.

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“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to ICE LIBOR and solely to the extent that ICE LIBOR has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced ICE LIBOR for all purposes hereunder in accordance with Section 5.06 and (y) ending at the time that a Benchmark Replacement has replaced ICE LIBOR for all purposes hereunder pursuant to Section 5.06.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Rule, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Rule” means 31 C.F.R. § 1010.230.

“Borrower” has the meaning specified in the preamble to this Agreement.

“Borrower Indemnified Amounts” has the meaning set forth in Section 13.01(a).

“Borrower Indemnified Party” has the meaning set forth in Section 13.01(a).

“Borrower Obligations” means all present and future indebtedness, reimbursement obligations, and other liabilities and obligations (howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or due or to become due) of the Borrower to any Credit Party, Borrower Indemnified Party and/or any Affected Person, arising under or in connection with this Agreement or any other Transaction Document or the transactions contemplated hereby or thereby, and shall include, without limitation, all Capital and Interest on the Loans, all Fees and all other amounts due or to become due under the Transaction Documents (whether in respect of fees, costs, expenses, indemnifications or otherwise), including interest, fees and other obligations that accrue after the commencement of any Event of Bankruptcy with respect to the Borrower (in each case whether or not allowed as a claim in such proceeding).

“Borrower’s Net Worth” means, at any time of determination, an amount equal to (i) the Unpaid Balance of all Pool Receivables at such time, minus (ii) the sum of (A) the Aggregate Capital at such time, plus (B) the Aggregate Interest at such time, plus (C) the aggregate accrued and unpaid Fees at such time, plus (D) the aggregate outstanding principal balance of all Subordinated Notes at such time, plus (E) the aggregate accrued and unpaid interest on all Subordinated Notes at such time, plus (F) without duplication, the aggregate accrued and unpaid other Borrower Obligations at such time.

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“Borrowing Base” means, at any time of determination, the amount equal to (a) the Net Pool Balance at such time, minus (b) the Required Reserves at such time.

where:

SF	= 2.0;

LR	= the highest average Loss Ratio for any three (3) consecutive Settlement Periods observed over the preceding 12 Settlement Periods; and

LHR	= Loss Horizon Ratio on such day.

“Early Opt-in Election” means the occurrence of:

(1) (i) a determination by the Administrative Agent or (ii) a notification by the Majority Group Agents to the Administrative Agent (with a copy to the Borrower) that the Majority Group Agents have determined that U.S. Dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 5.06, are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace ICE LIBOR, and

(2) (i) the election by the Administrative Agent or (ii) the election by the Majority Group Agents to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Majority Group Agents of written notice of such election to the Administrative Agent.

For the avoidance of doubt, an Early Opt-in Election shall only be successful if agreed to by the Borrower as set forth in Section 5.06(a).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligible Assignee” means (i) any Committed Lender or any of its Affiliates, (ii) any Person managed by a Committed Lender or any of its Affiliates and (iii) any other financial or other institution that is not a Disqualified Institution.

“Eligible Contract” means a Contract governed by the law of the United States of America or of any State thereof that contains an obligation to pay a specified sum of money on or before a date certain and that has been duly authorized by each party thereto and which (i) does not require any Obligor thereunder to consent to any transfer, sale or assignment thereof or of the

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“Executive Order” means Executive Order No. 13224 on Terrorist Financings: Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten To Commit, or Support Terrorism issued on September 23, 2001.

“Exiting Group” has the meaning set forth in Section 2.02(g).

“Extended Pay Receivable” means any Receivable, with payment terms of more than 90 days but less than 120 days from its original billing date.

“Facility Limit” means $110,000,000 as reduced from time to time pursuant to Section 2.02(e). References to the unused portion of the Facility Limit shall mean, at any time of determination, an amount equal to (x) the Facility Limit at such time, minus (y) the Aggregate Capital.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, any intergovernmental agreements entered into in connection with the implementation of the foregoing and any fiscal or regulatory legislation, rules or official practices implemented to give effect to any such intergovernmental agreements.

“Federal Funds Rate” means, for any day, the per annum rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, “H.15(519)”) for such day opposite the caption “Federal Funds (Effective).” If on any relevant day such rate is not yet published in H. 15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the “Composite 3:30 p.m. Quotations”) for such day under the caption “Federal Funds Effective Rate.” If on any relevant day the appropriate rate is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged before 9:00 a.m. (New York time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

“Fee Letter” has the meaning specified in Section 2.03(a).

“Fees” has the meaning specified in Section 2.03(a).

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“Group Agent’s Account” means, with respect to any Group, the account(s) from time to time designated in writing by the applicable Group Agent to the Borrower and the Servicer for purposes of receiving payments to or for the account of the members of such Group hereunder.

“Group Commitment” means, with respect to any Group, at any time of determination, the aggregate Commitments of all Committed Lenders within such Group.

“Highly Rated Country” means, at any time, any Subject Country that satisfies at least two of the following ratings thresholds: (i) it has a transfer and convertibility assessment of at least A by S&P, (ii) it has a foreign currency deposit ceiling of at least A2 by Moody’s and (iii) it has a country ceiling of at least A by Fitch.

“Hill-Rom” has the meaning set forth in the preamble to this Agreement.

“Hill-Rom Parties” means Hill-Rom, the Servicer, the Borrower, the Parent, each Originator and the Performance Guarantor.

“Hillenbrand Family Group” means the descendants of John A. Hillenbrand and members of such descendants’ families and trusts for the benefit of such Persons.

“ICE LIBOR” has the meaning set forth in the definition of Adjusted LIBOR.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower or any of its Affiliates under any Transaction Document and (b) to the extent not otherwise described in clause (a) above, Other Taxes.

“Independent Director” means a natural person who (A) for the five-year period prior to his or her appointment as Independent Director of the Borrower has not been, and during the continuation of his or her service as Independent Director of the Borrower is not: (i) an employee, director, stockholder, member, manager, partner or officer of the Borrower or Hill-Rom or any of their respective Affiliates (other than his or her service as an Independent Director of the Borrower); (ii) a customer or supplier of the Borrower or Hill-Rom or any of their respective Affiliates (other than his or her service as an Independent Director of the Borrower); or (iii) any member of the immediate family of a person described in (i) or (ii); and (B) has (i) prior experience as an Independent Director for a corporation or limited liability company whose organizational or charter documents required the unanimous consent of all Independent Directors thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities.

“Information Package” means a report, in substantially the form of Exhibit G.

“Intended Tax Treatment” has the meaning set forth in Section 14.14.

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“Interest” means, for each Loan for any day during any Interest Period (or portion thereof), the amount of interest accrued on the Capital of such Loan during such Interest Period (or portion thereof) in accordance with Section 2.03(b).

“Interest Period” means, with respect to each Loan, (a) before the Termination Date: (i) initially, the period commencing on the date such Loan is made pursuant to Section 2.01 (or in the case of any fees payable hereunder, commencing on the Closing Date) and ending on (but not including) the end of such Settlement Period and (ii) thereafter, each Settlement Period and (b) on and after the Termination Date, such period (including a period of one day) as shall be selected from time to time by the Administrative Agent (with the consent or at the direction of the Majority Group Agents) or, in the absence of any such selection, each Settlement Period.

“Interest Rate” means, for any day in any Interest Period for any Loan (or any portion of Capital thereof):

(a)       if such Loan (or such portion of Capital thereof) is being funded by a Conduit Lender on such day through the issuance of Notes, the applicable CP Rate; or

(b)       subject to Sections 5.04 and 5.06, if such Loan (or such portion of Capital thereof) is being funded by any Lender on such day other than through the issuance of Notes (including if a Conduit Lender is then funding such Loan (or such portion of Capital thereof) under a Program Support Agreement, or if a Committed Lender is then funding such Loan (or such portion of Capital thereof)), then the applicable Adjusted LIBOR, as determined pursuant to Section 2.05;

provided, however, that, at the election of the Majority Group Agents, the “Interest Rate” for each Loan and any day while an Event of Default has occurred and is continuing shall be an interest rate per annum equal the sum of 2.00% per annum plus the greater of (i) the interest rate per annum determined for such Loan and such day pursuant to clause (a) or (b) above, as applicable, and (ii) the Base Rate in effect on such day; provided, further, that no provision of this Agreement shall require the payment or permit the collection of Interest in excess of the maximum permitted by Applicable Law; and provided, further, that Interest for any Loan shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

“Investment Company Act” means the Investment Company Act of 1940, as amended or otherwise modified from time to time.

“Lenders” means the Conduit Lenders and the Committed Lenders.

~~“LIBOR Discontinuance Date” means any of the following:~~

~~(a)       the date set in a public statement or publication of information by or on behalf of the administrator of Adjusted LIBOR announcing that it has ceased or will cease to provide Adjusted LIBOR permanently or indefinitely; provided, that, at that time, there is no successor administrator that will continue to provide Adjusted LIBOR;~~

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~~(b)       the date set in a public statement or publication of information by the regulatory supervisor for the administrator of Adjusted LIBOR, a central bank with jurisdiction over Adjusted LIBOR or the applicable currency thereof, an insolvency official with jurisdiction over the administrator for Adjusted LIBOR, a resolution authority with jurisdiction over the administrator for Adjusted LIBOR or a court or an entity with similar insolvency or resolution authority over the administrator for Adjusted LIBOR, which states that the administrator of Adjusted LIBOR has ceased or will cease to provide Adjusted LIBOR permanently or indefinitely, provided that, at that time, there is no successor administrator that will continue to provide Adjusted LIBOR;~~

~~(c)       the fifth (5th) consecutive Business Day on which Adjusted LIBOR is not published by the administrator of Adjusted LIBOR and such failure is not a result of a temporary moratorium, embargo or disruption declared by the administrator of Adjusted LIBOR or any regulator or relevant regulatory supervisor; or~~

~~(d)       the date which is five (5) Business Days after the date of a published statement by the administrator of Adjusted LIBOR, or the regulatory supervisor for the administrator of Adjusted LIBOR that has the effect that Adjusted LIBOR is no longer representative or may no longer be used as a benchmark reference rate in new transactions.~~

“LIBOR Loan” means any Loan accruing Interest at Adjusted LIBOR.

“Lien” means any mortgage, deed of trust, pledge, security interest, hypothecation, charge, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement, preferential arrangement or similar agreement or arrangement of any kind or nature whatsoever, including any conditional sale or other title retention agreement and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

“Liquidity Agent” means any bank or other financial institution acting as agent for the various Liquidity Providers under each Liquidity Agreement.

“Liquidity Agreement” means any agreement entered into, directly or indirectly, in connection with or related to, this Agreement pursuant to which a Liquidity Provider agrees to make loans or advances to, or purchase assets from, a Conduit Lender (directly or indirectly) in order to provide liquidity or other enhancement for such Conduit Lender’s Notes or other senior indebtedness.

“Liquidity Provider” means any lender, credit enhancer or liquidity provider that is at any time party to a Liquidity Agreement or any successor or assign of such lender, credit enhancer or liquidity provider or any similar entity with respect to any permitted assignee of a Conduit Lender.

“Loan” means any loan made by a Lender pursuant to Section 2.02.

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agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise;

(f)       all books and records of the Borrower and each Originator to the extent related to any of the foregoing, including all Records related to the foregoing; and

(g)       all of the Borrower’s rights, interests and claims under the Purchase and Sale Agreement and the other Transaction Documents.

“Release” has the meaning set forth in Section 4.01(a).

“~~Replacement Rate” has the meaning set forth in Section 5.06.~~Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

“Reportable Event” means any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder with respect to a Pension Plan, other than an event for which the 30-day notice period is waived.

“Representatives” has the meaning set forth in Section 14.06(c).

“Required Capital Amount” means $5,000,000.

“Required Reserve Percentage” means, on any day, the higher of:

(a)       the sum of (i) the Loss Reserve Floor Percentage on such day, plus (ii) the Dilution Reserve Floor Percentage on such day; and

(b)       the sum of (i) the Dynamic Loss Reserve Percentage on such day, plus (ii) the Dynamic Dilution Reserve Percentage on such day.

“Required Reserves” means, on any day, an amount determined as follows:

(RRP x NPB) + YR + SFR

where:

RRP	= the Required Reserve Percentage on such day;

NPB	= the Net Pool Balance on such day;

YR	= the Yield Reserve on such day; and

SFR	= the Servicing Fee Reserve on such day.

“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, and any successor thereto that is a nationally recognized statistical rating organization.

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•       “Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions, including, without limitation, as of the Closing Date, Cuba, Crimea (Ukraine), Iran, Sudan, Syria and North Korea.

•       “Sanctioned Person” means, at any time, (a) any Person currently the subject or the target of any Sanctions, including any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) (or any successor thereto) or the U.S. Department of State, available at: http://www.treasury.gov/resource-center/sanctions/SDN-List/Pages/default.aspx, or as otherwise published from time to time; (b) that is fifty-percent or more owned, directly or indirectly, in the aggregate by one or more Persons described in clause (a) above; (c) that is operating, organized or resident in a Sanctioned Country; (d) with whom engaging in trade, business or other activities is otherwise prohibited or restricted by Sanctions; or (e) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a Person resident in a Sanctioned Country, to the extent subject to a sanctions program administered by OFAC.

“Sanctions” means the laws, rules, regulations and executive orders promulgated or administered to implement economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time (a) by the United States government, including those administered by OFAC, the US State Department, the US Department of Commerce or the US Department of the Treasury, (b) by the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom or (c) by other relevant sanctions authorities to the extent compliance with the sanctions imposed by such other authorities would not entail a violation of Applicable Law.

“Scheduled Termination Date” means ~~May 1, 2020,~~April 26, 2021, as such date may be extended from time to time pursuant to Section 2.02(g).

“SEC” means the U.S. Securities and Exchange Commission or any successor governmental agencies.

“Secured Parties” means each Credit Party, each Borrower Indemnified Party and each Affected Person.

“Securities Act” means the Securities Act of 1933, as amended or otherwise modified from time to time.

“Security” is defined in Section 2(a)(1) of the Securities Act.

“Servicer” has the meaning set forth in the preamble to this Agreement.

“Servicer Indemnified Amounts” has the meaning set forth in Section 13.02(a).

“Servicer Indemnified Party” has the meaning set forth in Section 13.02(a).

“Servicing Fee” means the fee referred to in Section 9.07(a) of this Agreement.

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“Servicing Fee Rate” means the rate referred to in Section 9.07(a) of this Agreement.

•       “Servicing Fee Reserve” means on any day an amount determined as follows:

OBR x SFR x (DSO/360) + AUSF

where:

OBR =	the Unpaid Balance of Pool Receivables on such day;

SFR =	1.00%;

DSO =	the highest Days’ Sales Outstanding as of the Cut-Off Date for any Settlement Period observed over the preceding 12 Settlement Periods; and

AUSF =	the amount of any accrued but unpaid Servicing Fees.

“Settlement Date” means with respect to any Portion of Capital for any Interest Period or any Interest or Fees, (i) so long as no Event of Default has occurred and is continuing and the Termination Date has not occurred, the Monthly Settlement Date and (ii) on and after the Termination Date or if an Event of Default has occurred and is continuing, each day selected from time to time by the Administrative Agent (with the consent or at the direction of the Majority Group Agents) (it being understood that the Administrative Agent (with the consent or at the direction of the Majority Group Agents) may select such Settlement Date to occur as frequently as daily), or, in the absence of such selection, the Monthly Settlement Date.

“Settlement Period” means:

(a)       the period from the Closing Date to the end of the calendar month in which the Closing Date occurs; and

(b)       thereafter, each subsequent calendar month;

provided, that the last Settlement Period shall end on the Final Payout Date.

“SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark (or a successor administrator) on the Federal Reserve Bank of New York’s Website.

“Solvent” means, with respect to any Person and as of any particular date, (i) the fair value of the assets of such Person, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of such Person; (ii) the present fair saleable value of the property of such Person will be greater than the amount that will be required to pay the probable liabilities of such Person on its debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) such Person will be able to pay its debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) such Person will not have unreasonably small capital with which to conduct the businesses in which it is engaged as such businesses are currently conducted and are proposed to be conducted.

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Governmental Authority and all interest, penalties, additions to tax and any similar liabilities with respect thereto.

“Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“Termination Date” means the earliest to occur of (a) the Scheduled Termination Date, (b) the date on which the “Termination Date” is declared or deemed to have occurred under Section 10.01 and (c) the date selected by the Borrower on which all Commitments have been reduced to zero pursuant to Section 2.02(e).

“Third Amendment Effective Date” means May 3, 2019.

“Tranche Period” means, with respect to any LIBOR Loan and subject to the provisos below, a period of one, two or three months selected by the Borrower pursuant to Section 2.05. Each Tranche Period shall commence on a Monthly Settlement Date and end on (but not including) the Monthly Settlement Date occurring one, two or three calendar months thereafter, as selected by the Borrower pursuant to Section 2.05; provided, however, that if the date any LIBOR Loan made pursuant to Section 2.01 is not a Monthly Settlement Date, the initial Tranche Period for such LIBOR Loan shall commence on the date such LIBOR Loan is made pursuant to Section 2.01 and end on (a) solely with respect to the initial LIBOR Loan under the Agreement, May 31, 2017 and (b) with respect to each other LIBOR Loan, the next Monthly Settlement Date; provided, further, that if any Tranche Period would end after the Termination Date, such Tranche Period (including a period of one day) shall end on the Termination Date.

“Transaction Documents” means this Agreement, the Purchase and Sale Agreement, the Lock-Box Agreements, the Fee Letter, each Subordinated Note, the Performance Guaranty, the No Petition Agreement and all other certificates, instruments, UCC financing statements, and agreements executed or delivered under or in connection with this Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with this Agreement.

“TRICARE” means the Civilian Health and Medical Program of the Uniformed Services formerly known as CHAMPUS, a program of medical benefits covering former and active members of the uniformed services and certain of their dependents, financed and administered by the United States Departments of Defense, Health and Human Services and Transportation and established pursuant to 10 U.S.C. §§ 1071-1106, and all regulations promulgated thereunder including without limitation (a) all federal statutes (whether set forth in 10 U.S.C. §§ 1071-1106 or elsewhere) affecting CHAMPUS or TRICARE and (b) all rules, regulations (including 32 CFR 199), manuals, orders and administrative, reimbursement and other guidelines of all Governmental Entities (including, without limitation, the Department of Health and Human Services, the Department of Defense, the Department of Transportation, the Assistant Secretary of Defense (Health Affairs) and the Office of Military Medical Support, or any Person or entity succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing (whether or not having the force of law) in each case, as amended, supplemented or otherwise modified from time to time.

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“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

“Unmatured Event of Default” means any event which, with the giving of notice or lapse of time, or both, would become an Event of Default.

“Unpaid Balance” means, at any time of determination, with respect to any Receivable, the then outstanding principal balance thereof.

“U.S. Dollars” means dollars in lawful money of the United States of America.

“U.S. Obligor” means an Obligor that is a corporation or other business organization and is organized under the laws of the United States of America (or of a United States of America territory, district, state, commonwealth, or possession, including, without limitation, Puerto Rico and the U.S. Virgin Islands) or any political subdivision thereof.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 5.03(f)(ii)(B)(3).

“Voting Stock” of any Person means the common stock of such Person and any other security of, or ownership interest in, such Person having ordinary voting power to elect a majority of the board of directors (or other Persons serving similar function) of such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means the Borrower, the Performance Guarantor, and the Administrative Agent.

“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which writedown and conversion powers are described in the EU Bail-In Legislation Schedule.

•       “Yield Reserve” means on any day an amount determined as follows:

NPB x [SF x (AL/360) x DSO] + AUY

where:

SF	= 1.5;

NPB	= the Net Pool Balance on such day;

AL	= the three month Adjusted LIBOR on such day;

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hereby grants to the Administrative Agent for its benefit and the ratable benefit of the Secured Parties, a continuing security interest in, all of the Borrower’s right, title and interest in, to and under all of the following, whether now or hereafter owned, existing or arising (collectively, the “Collateral”): (i) all Pool Receivables, (ii) all Related Security with respect to such Pool Receivables, (iii) all Collections with respect to such Pool Receivables, (iv) the Lock-Box Accounts and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such Lock-Box Accounts and amounts on deposit therein, (v) all rights (but none of the obligations) of the Borrower under the Purchase and Sale Agreement, and (vi) all proceeds of, and all amounts received or receivable under any or all of, the foregoing.

The Administrative Agent (for the benefit of the Secured Parties) shall have, with respect to all the Collateral, and in addition to all the other rights and remedies available to the Administrative Agent (for the benefit of the Secured Parties), all the rights and remedies of a secured party under any applicable UCC. The Borrower hereby authorizes the Administrative Agent to file financing statements describing as the collateral covered thereby as set forth above.

Immediately upon the occurrence of the Final Payout Date, the Collateral shall be automatically released from the lien created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent, the Lenders and the other Credit Parties hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Borrower; provided, however, that promptly following written request therefor by the Borrower delivered to the Administrative Agent following any such termination, and at the expense of the Borrower, the Administrative Agent shall execute and deliver to the Borrower UCC-3 termination statements and such other documents as the Borrower shall reasonably request to evidence such termination.

SECTION 5.06. ~~Successor Adjusted LIBOR. If (x) at any time (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) or the Majority Group Agents notify the Administrative Agent that adequate and reasonable means do not exist for ascertaining Adjusted LIBOR (including, without limitation, because Adjusted LIBOR is not available or published on a current basis) as contemplated in Section 5.04 and such circumstances are unlikely to be temporary (such date, a “LIBOR Termination Date”) or (ii) a rate other than Adjusted LIBOR has become a widely recognized benchmark rate for newly originated loans in U.S. Dollars in the United States of America syndicated loan market or (y) a LIBOR Discontinuance Date has occurred, then in each case, the Administrative Agent shall notify the Borrower, and the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest (the “Replacement Rate”) to Adjusted LIBOR that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States of America at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable, including adjustments, or method for calculating or determining such adjustment (which may be a positive or negative value or zero) that shall have been selected, endorsed or recommended by the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto, to be added to the Replacement Rate to account for the effects of the transition from Adjusted LIBOR~~

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~~to such Replacement Rate. Notwithstanding anything to the contrary in Section 14.01, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five (5) Business Days of the date notice of the Replacement Rate is provided to the Lenders, a written notice from the Majority Group Agents stating that such Majority Group Agents object to such amendment. Until an amendment reflecting the Replacement Rate has been implemented, any Portion of Capital for which the Interest Rate is determined by reference to Adjusted LIBOR will continue to accrue Interest with reference to Adjusted LIBOR; provided, that if the Administrative Agent determines in its commercially reasonable discretion with notice to the Borrower that a LIBOR Termination Date has occurred and is continuing, then following the LIBOR Termination Date all Portions of Capital that would otherwise accrue Interest with reference to Adjusted LIBOR shall instead automatically accrue Interest with reference to the Base Rate until such time as an amendment reflecting the Replacement Rate has been implemented. Notwithstanding anything else herein, any definition of Replacement Rate shall provide that in no event shall such Replacement Rate be less than zero for the purposes of this Agreement. To the extent the Replacement Rate is approved by the Administrative Agent in connection with this clause, the Replacement Rate shall be applied in a manner consistent with market practice; provided, that, in each case, to the extent such market practice is not administratively feasible for the Administrative Agent, the Replacement Rate shall be applied as otherwise reasonably determined by the Administrative Agent (it being understood that any such modification by the Administrative Agent shall not require the consent of, or consultation with, any of the Group Agents or the Lenders).~~ Effect of Benchmark Transition Event

(a)       Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Transaction Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace Adjusted LIBOR with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Group Agents and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Group Agents comprising the Majority Group Agents.

Any such amendment with respect to an Early Opt-in Election will become effective on the date that Group Agents comprising the Majority Group Agents have delivered to the Administrative Agent written notice that such Majority Group Agents accept such amendment. No replacement of Adjusted LIBOR with a Benchmark Replacement pursuant to this Section 5.06 will occur prior to the applicable Benchmark Transition Start Date.

(b)       Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Transaction Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

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(c)       Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 5.06, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 5.06.

(d)       Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any Loan Request with respect to any Loan to be made during any Benchmark Unavailability Period. During any Benchmark Unavailability Period, all Portions of Capital that would otherwise accrue Interest with reference to Adjusted LIBOR shall instead automatically accrue Interest with reference to the Base Rate and any selection by the Borrower of Adjusted LIBOR shall automatically be deemed to be a selection of the Base Rate.

ARTICLE VI

CONDITIONS TO EFFECTIVENESS AND CREDIT EXTENSIONS

SECTION 6.01. Conditions Precedent to Effectiveness and the Initial Credit Extension. This Agreement shall become effective as of the Closing Date when (a) the Administrative Agent shall have received each of the documents, agreements (in fully executed form), opinions of counsel, lien search results, UCC filings, certificates and other deliverables listed on the closing memorandum attached as Exhibit I hereto, in each case, in form and substance reasonably acceptable to the Administrative Agent and (b) all fees and expenses payable by the Borrower on the Closing Date to the Credit Parties have been paid in full in accordance with the terms of the Transaction Documents.

SECTION 6.02. Conditions Precedent to All Credit Extensions. Each Credit Extension hereunder on or after the Closing Date shall be subject to the conditions precedent that:

(a)       the Borrower shall have delivered to the Administrative Agent and each Group Agent a Loan Request for such Loan, in accordance with Section 2.02(a);

(b)       the Servicer shall have delivered to the Administrative Agent and each Group Agent all Information Packages and Purchase Reports required to be delivered hereunder and under the Purchase and Sale Agreement;

(c)       the restrictions with respect to such Credit Extension specified in Section 2.01(i) through (iv) shall not be violated;

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(p)       No Disclosure Required. Under Applicable Law, the Borrower is not required to file a copy of this Agreement or any other Transaction Document with the SEC or any other Governmental Authority, except for the filing of the UCC financing statements referred to in Article VI, all of which, at the time required in Article VI, shall have been duly filed and shall be in full force and effect and any filings with the SEC to be made by Parent.

(q)       Security. The Loans being provided for hereunder do not constitute a Security.

(r)       Adverse Change. Since December 31, ~~2018,~~2019, no event or occurrence exists that has caused, or could reasonably be expected to cause, a Material Adverse Effect.

(s)       Credit and Collection Policies. It has engaged Servicer to service the Pool Receivables in accordance with the Credit and Collection Policies and all Applicable Law, and such policies have not changed since the Closing Date, except in accordance with this Agreement.

(t)       Compliance with Law. It has complied in all material respects with all Applicable Laws to which it may be subject.

(u)       Financial Information. All financial statements of the Borrower delivered to Administrative Agent in accordance with Section 8.02(a) were prepared in accordance with GAAP in effect on such date such statements were prepared and fairly present in all material respects the financial position of the Borrower and its results of operations as of the date and for the period presented or provided (other than in the case of annual financial statements, subject to the absence of footnotes and year-end audit adjustments), as applicable.

(v)       Investment Company Act. The Borrower is not (i) required to register as an “Investment Company” or (ii) “controlled” by an “Investment Company”, under (and as to each such term, as defined in) the Investment Company Act.

(w)       Covered Fund. The Borrower is not a “covered fund” under Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder (the “Volcker Rule”). In determining that the Borrower is not a “covered fund” under the Volcker Rule, Borrower is entitled to rely on the exemption from the definition of “investment company” set forth in Section 3(c)(5)(A) or (B) of the Investment Company Act.

(x)       No Other Obligations. The Borrower does not have outstanding any Security of any kind, except (i) membership interests issued to Hill-Rom in connection with its organization and (ii) the Subordinated Notes, if any, and has not incurred, assumed, guaranteed or otherwise become directly or indirectly liable for, or in respect of, any Debt and no Person has any commitment or other arrangement to extend credit to the Borrower, in each case, other than as will occur in accordance with the Transaction Documents.

(y)       Representations and Warranties in Other Transactions Documents. The Borrower hereby makes for the benefit of the Administrative Agent and each Credit Party all of the representations and warranties it makes in the other Transaction Documents to which it is a flows of the Parent as of and for the fiscal year ended December 31, ~~2018,~~2019, reported on by PricewaterhouseCoopers LLP, independent public accountants. All financial statements of the Parent and its consolidated Subsidiaries referenced above or delivered to the Administrative Agent pursuant to Section 8.05(a) were prepared in accordance with GAAP in effect on the date such statements were prepared and fairly present in all material respects the consolidated financial condition, business, and operations of the Parent and its consolidated Subsidiaries as of the date and for the period presented or provided (other than in the case of annual financial statements, subject to the absence of footnotes and year-end audit adjustments). Since December 31, ~~2018,~~2019, there has been no change in the business, property, operation or condition of the Parent and its Subsidiaries, taken as a whole, which could reasonably be expected to have a Material Adverse Effect.

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(i)       Litigation. No injunction, decree or other decision has been issued or made by any Governmental Authority against it or its properties that prevents, and no threat by any Person has been made to attempt to obtain any such decision against it or its properties, and there are no actions, suits, litigation or proceedings pending or threatened against it or its properties in or before any Governmental Authority that has had or could reasonably be expected to have a Material Adverse Effect.

(j)       Accurate Reports. No Information Package, Purchase Report or any other information, exhibit, financial statement, document, book, record or report furnished by any Hill-Rom Party or any of their respective Affiliates to Administrative Agent, any Group Agent, any Liquidity Provider or any other Secured Party in connection with the Collateral, this Agreement or the other Transaction Documents: (i) was or will be untrue or inaccurate in any material respect as of the date it was or will be dated or as of the date so furnished or (ii) contained or will contain when furnished any material misstatement of fact or omitted or will omit to state a material fact or any fact necessary to make the statements contained therein not misleading; provided, however, that with respect to projected financial information and information of a general economic or industry specific nature, the Servicer represents only that such information has been prepared in good faith based on assumptions believed by the Servicer to be reasonable at the time such information was delivered.

(k)       Lock-Box Accounts. The names and addresses of all of the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks, are specified in Schedule II (or have been notified to and approved by the Administrative Agent in accordance with Section 8.03(d)).

(l)       Servicing Programs. No license or approval is required for the Administrative Agent’s use of any software or other computer program used by Servicer, any Originator or any Sub-Servicer in the servicing of the Receivables, other than those which have been obtained and are in full force and effect.

(m)       Eligible Receivables. Each Receivable included in the Net Pool Balance as an Eligible Receivable on the date of any Credit Extension or on the date of any Information Package constitutes an Eligible Receivable on such date.

(n)       [Reserved].

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(o)       Credit and Collection Policies. It has complied with the Credit and Collection Policies in all material respects and such policies have not changed in any material respect since the Closing Date except as permitted under Sections 8.03(c) and 8.06(c).

(p)       Adverse Change. Since December 31, ~~2018,~~2019, no event or occurrence exists that has caused, or could reasonably be expected to cause, a Material Adverse Effect.

(q)       Compliance with Law. It has complied with all Applicable Law, except where such noncompliance could not reasonably be expected to have a Material Adverse Effect.

(r)       Investment Company Act. The Servicer is not (i) required to register as an “Investment Company” or (ii) “controlled” by an “Investment Company”, under (and as to each such term, as defined in) the Investment Company Act.

(s)       ERISA. Except as would not reasonably be expected to result in a Material Adverse Effect, each Hill-Rom Party and their respective ERISA Affiliates (i) have fulfilled their obligations under the minimum funding standards of ERISA and the Code with respect to each Pension Plan; (ii) are in compliance in all material respects with the applicable provisions of ERISA and the Code with respect to each Pension Plan; (iii) have not incurred any liability to the PBGC or to any Pension Plan under Title IV of ERISA, other than a liability to the PBGC for premiums under Section 4007 of ERISA already paid or not yet due; (iv) have not incurred any liability to the PBGC or to any Pension Plan under Title IV of ERISA with respect to a plan termination under Section 4041 of ERISA; and (v) have not incurred any Withdrawal Liability to a Multiemployer Plan. No steps have been taken by any Person to terminate any Pension Plan the assets of which are not sufficient to satisfy all of its benefit liabilities under Title IV of ERISA.

(t)       Adverse Change in Receivables. Since December 31, ~~2018,~~2019, other than through Collections received in the ordinary course of business, there has been no material adverse change in the value, validity, enforceability, collectability or payment of its receivable or of all or a material portion of the Pool Receivables.

(u)       Tax Status. The Servicer (i) has timely filed all material tax returns required to be filed by it and (ii) has paid or caused to be paid all material taxes, assessments and other governmental charges, other than taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings and as to which adequate reserves have been provided in accordance with GAAP.

(v)       Policies and Procedures. Policies and procedures have been implemented and maintained by or on behalf of the Servicer that are designed to achieve compliance by the Servicer and its Subsidiaries, directors, officers, employees and agents with Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions, giving due regard to the nature of such Person’s business and activities, and the Servicer, its Subsidiaries and, to the knowledge of the Servicer, their respective officers, employees, directors and agents acting in any capacity in connection with or directly benefitting from the facility established hereby, are in compliance with Anti-Corruption Laws and Anti-Terrorism Laws in all material respects and with applicable Sanctions.

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